Exhibit 99.1

IMPCO ANNOUNCES DELAY IN FILING THIRD QUARTER RESULTS

Cerritos, California - November 14, 2005 - IMPCO Technologies, Inc. (Nasdaq:IMCO) announced today that while its review of previously reported financial statements as a result of errors discovered by management relating to non-cash charges and adjustments for goodwill, investment in affiliates and minority interest for the year ended December 31, 2004, is nearing completion, it needs additional time to complete the process. Since certain of the restated information will also be included in the Company’s Form 10-Q for the third quarter ended September 30, 2005 (the "Form 10-Q"), the Company is unable to complete and file its Form 10-Q by the extended filing date indicated in its Form 12b-25 filed with the SEC on November 9, 2005 without unreasonable effort and expense. The Company continues to dedicate significant resources to finalizing its review of, and restatement to, its fiscal year ended December 31, 2004 financials and subsequent balance sheets effected thereby, and to the completion of the September 30, 2005 Form 10-Q.

The Company also notified The Nasdaq Stock Market Inc. ("Nasdaq") today that, as a result of the Company’s failure to file the Form 10-Q on a timely basis, the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14), which requires the filing with Nasdaq of all reports required to be filed with the SEC on or before the date they are required to be filed with the SEC.

The Company expects to host an investor conference call on the day the third quarter results news release is issued.

About IMPCO Technologies:
IMPCO designs, manufactures, markets and supplies advanced product and systems to enable internal combustion engines to run on clean burning gaseous fuels such as natural gas, propane and biogas. IMPCO is leader in the heavy duty, industrial, power generation and stationary engines sectors. Headquartered in Cerritos, California, IMPCO has offices throughout Asia, Europe, Australia and North America. More information can be found at IMPCO's web site, http://www.impco.ws

About BRC Gas Equipment:

BRC produces a complete range of systems for converting vehicles to gaseous fuel to meet market requirements. BRC is a leader in the light duty and automobile alternative fuel sectors and has established alliances with several major car-makers for OEM projects. Headquartered in Cherasco, Italy, BRC has offices throughout Asia, Europe and South America. More information can be found at BRC's web site, http://www.brc.it.

Except for historical or factual information, other matter discussed in this news release, including the balance sheet captions to be included in the restatements, the periods covered by the restatement, are forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those discussed in any forward-looking statement. Factors that could cause or contribute to such differences included, but are not limited to, completion of a review of past financial statements; prevailing market and global economic conditions; changes in environmental regulations that impact the demand for the company's products; the company's ability to manage its leverage and address operating covenant restrictions relating to its indebtedness; the company's ability to negotiate and comply with waivers pertaining to existing loan covenant defaults; the company's ability to design and market advanced fuel metering, fuel storage and electronic control products; the company's ability to meet OEM specifications; and the level and success of the company's development programs with OEMs. Readers also should consider the risk factors set forth in the company's reports filed with the Securities and Exchange Commission, including, but not limited to, those contained in "Management's Discussion & Analysis of Financial Condition and Results of Operation -- Risk Factors" section of the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004. The company does not undertake to update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.
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